UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Newmont Corporation
(Name of Registrant as Specified In Its Charter) N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 28, 2023, Newmont Corporation (“Newmont”) issued a press release announcing that the proxy advisory firms Institutional Shareholder Services Inc. and Glass, Lewis & Co. recommend that Newmont stockholders vote “FOR” its previously announced transaction with Newcrest Mining Limited.

The following is a copy of the press release:

NEWS RELEASE

ISS and Glass Lewis Recommend Newmont Shareholders Vote "FOR" Proposed Acquisition of Newcrest

9/28/2023

DENVER--(BUSINESS WIRE)-- Newmont Corporation (NYSE: NEM, TSX: NGT) announced today that independent proxy advisory firms Institutional Shareholder Services Inc. (ISS) and Glass, Lewis & Co. (Glass Lewis) recommended that Newmont shareholders vote "FOR" each of the Company's resolutions in connection with the proposed acquisition of Newcrest Mining Limited (ASX, TSX, PNGX: NCM) at the special meeting of stockholders that will take place virtually on Wednesday, October 11, 2023, at 8:00 a.m. Mountain Daylight Time.

Commenting on the proxy advisory firms' reports, Newmont's President and Chief Executive Officer, Tom Palmer, said:

"Once complete, the combined business will be unlike any gold and copper mining investment available in the markets today. Newmont and Newcrest shareholders will own a world-class portfolio of gold and copper assets featuring 10 large, long-life, low cost Tier 1 operations representing more than half of the world's Tier 1 gold mines. We look forward to completing the acquisition and urge all Newmont shareholders to follow the recommendations of ISS, Glass Lewis and Newmont's Board of Directors to vote 'FOR' each of the resolutions relating to the proposed transaction."

On May 14, Newmont announced its definitive agreement to acquire Newcrest. The combination would create a world-class portfolio of assets with the highest concentration of Tier 1 operations, primarily in favorable, low-risk mining jurisdictions. Upon closing of the transaction, the combined Company would deliver a multi-decade production profile from 10 large, long-life, low cost Tier 1 operations, and increased annual copper production primarily from Australia and Canada. The combined business is anticipated to generate annual pre-tax synergies of $500 million, expected to be achieved within the first 24 months, while also targeting at least $2 billion in cash improvements through portfolio optimization in the first two years after closing.

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Newmont and Newcrest anticipate the transaction closing in the fourth quarter of this year, subject to the satisfaction of customary closing conditions and regulatory approvals.

1 See cautionary statement for additional information.

About Newmont

Newmont is the world's leading gold company and a producer of copper, silver, zinc and lead. The Company's world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in North America, South America, Australia and Africa. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social and governance practices. The Company is an industry leader in value creation, supported by robust safety standards, superior execution and technical expertise. Newmont was founded in 1921 and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining. To learn more about Newmont's sustainability strategy and initiatives, go to www.newmont.com.

Additional Information about the Transaction and Where to Find It

This communication is not an offer to purchase or exchange, nor a solicitation of an offer to sell securities of Newmont Corporation ("Newmont") or Newcrest Mining Limited ("Newcrest") nor the solicitation of any vote or approval in any jurisdiction nor shall there be any such issuance or transfer of securities of Newmont or Newcrest in any jurisdiction in contravention of applicable law. This communication is being made in respect of the transaction involving Newmont and Newcrest pursuant to the terms of a scheme implementation deed dated May 15, 2023, as amended by a letter dated September 4, 2023 (the "Scheme Implementation Deed") by and among Newmont, Newmont Overseas Holdings Pty Ltd, an Australian proprietary company limited by shares, an indirect wholly owned subsidiary of Newmont, and Newcrest and may be deemed to be soliciting material relating to the transaction. In furtherance of the pending transaction and subject to future developments, Newmont filed a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on September 5, 2023 and may file other documents with the SEC. This communication is not a substitute for the proxy statement, the scheme booklet dated September 8, 2023, or other document Newmont or Newcrest has filed or may file with the SEC or Australian regulators in connection with the pending transaction. INVESTORS AND SECURITY HOLDERS OF NEWMONT AND NEWCREST ARE URGED TO READ THE PROXY STATEMENT, SCHEME BOOKLET AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION AS THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING TRANSACTION AND THE PARTIES TO THE TRANSACTION. Newmont commenced mailing the definitive proxy statement to Newmont stockholders on September 11, 2023. Investors and security holders may obtain a free copy of the proxy statement, the filings with the SEC that were or will be incorporated by reference into the proxy statement and other documents containing important information about the transaction and the parties to the transaction, filed by Newmont with the SEC at the SEC's website at www.sec.gov. The disclosure documents and other documents that are filed with the SEC by Newmont may also be obtained on https://www.newmont.com/investors/reports-and-filings/default.aspx or by contacting Newmont's Investor Relations department at Daniel.Horton@newmont.com or by calling 303-837-5484.

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Participants in the Transaction Solicitation

Newmont, Newcrest and certain of their respective directors and executive officers and other employees may be deemed to be participants in any solicitation of proxies from Newmont shareholders in respect of the pending transaction between Newmont and Newcrest. Information regarding Newmont's directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, and its proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2023. Information about Newcrest's directors and executive officers is set forth in Newcrest's latest annual financial report dated August 11, 2023 and the scheme booklet dated September 8, 2023, as updated from time to time via announcements made by Newcrest on the Australian Securities Exchange ("ASX") website. Additional information regarding the interests of these participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive proxy statement filed with the SEC on September 5, 2023 and other relevant materials that have been or will be filed with the SEC in connection with the pending transaction.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws and "forward-looking information" within the meaning of applicable Australian securities laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as "anticipate," "intend," "plan," "will," "would," "estimate," "expect," "pending," "proposed" or "potential." Forward-looking statements may include, without limitation, statements relating to (i) the pending transaction to acquire the share capital of Newcrest, timing and closing of the pending transaction, including receipt of required approvals and satisfaction of other customary closing conditions; (ii) estimates of expected synergies; (iii) estimates of expected incremental cash flow generation and portfolio optimization opportunities; and (iv) other expectations regarding the combined business.

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Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Risks relating to forward looking statements in regard to the combined business and future performance may include, but are not limited to, gold and other metals price volatility, currency fluctuations, operational risks, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political risk, community relations, conflict resolution, governmental regulation and judicial outcomes and other risks. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the prompt and effective integration of Newmont's and Newcrest's businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the pending transaction; the risk associated with Newmont's and Newcrest's ability to obtain the approval of the pending transaction by their shareholders required to implement the pending transaction and the timing of the implementation of the pending transaction, including the risk that the conditions to the pending transaction are not satisfied on a timely basis or at all and the failure of the pending transaction to be implemented for any other reason; the risk that a consent or authorization that may be required for the pending transaction is not obtained or is obtained subject to conditions that are not anticipated; the outcome of any legal proceedings that have been and may be instituted against the parties and others related to the Scheme Implementation Deed; unanticipated difficulties or expenditures relating to the pending transaction, the response of business partners and retention as a result of the announcement and pendency of the transaction; risks relating to the value of the scheme consideration to be issued in connection with the pending transaction; the anticipated size of the markets and continued demand for Newmont's and Newcrest's resources and the impact of competitive responses to the announcement of the transaction; and the diversion of management time on pending transaction-related issues. For a more detailed discussion of such risks and other factors, see Newmont's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, as updated by the current report on Form 8-K, filed with the SEC on July 20, 2023, as well as Newmont's other SEC filings, including the definitive proxy statement, filed with the SEC on September 5, 2023, under the heading "Risk Factors", and other factors identified in Newmont's reports filed with the SEC, available on the SEC website or www.newmont.com Newcrest's most recent annual financial report for the fiscal year ended June 30, 2023 as well as Newcrest's other filings made with Australian securities regulatory authorities are available on ASX (www.asx.com.au) or www.newcrest.com. Newmont is not affirming or adopting any statements or reports attributed to Newcrest (including prior mineral reserve and resource declaration) in this news release or made by Newcrest outside of this news release. Newmont and Newcrest do not undertake any obligation to release publicly revisions to any "forward-looking statement," including, without limitation, outlook, to reflect events or circumstances after the date of this communication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement. Continued reliance on "forward-looking statements" is at investors' own risk.

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Synergies and value creation as used herein are management estimates provided for illustrative purposes and should not be considered a GAAP or non-GAAP financial measure. Synergies represent management's combined estimate of pre-tax synergies, supply chain efficiencies and Full Potential improvements, as a result of the integration of Newmont's and Newcrest's businesses that have been monetized for the purposes of the estimation. Because synergies estimates reflect differences between certain actual costs incurred and management estimates of costs that would have been incurred in the absence of the integration of Newmont's and Newcrest's businesses, such estimates are necessarily imprecise and are based on numerous judgments and assumptions. Synergies are "forward-looking statements" subject to risks, uncertainties and other factors which could cause actual value creation to differ from expected or past synergies.

"Tier 1 assets" is defined as assets having (1) production of 500 thousand of gold equivalent ounces per year, (2) average All-in Sustaining Costs per ounce (as such term is defined by Newmont in its Form 10-K for the year ended December 31, 2022 filed with the SEC on February 23, 2023, with respect to Newmont's assets and as such term is defined by Newcrest in the "Newcrest Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 133 of the proxy statement with respect to Newcrest's assets) in the lower half of the industry cost curve and (3) a mine life of over ten years.

View source version on businesswire.com https://www.businesswire.com/news/home/20230928036351/en/

Media Contact

Omar Jabara

720.212.9651

omar.jabara@newmont.com

Investor Contact

Daniel Horton

303.837.5468

daniel.horton@newmont.com

Source: Newmont Corporation

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